Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.  Name of corporation:  BAS CONSULTING, INC.

2.  The articles have been amended as follows (provide article numbers, if available):

Article IV(a) is amended to read as follows:

The Corporation shall be authorized to issue the following shares:

Common – 75,000,000 at par value $.001

Preferred – 1,000,000 at par value $.001

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendments is:  1  *

4.  Effective date of filing (optional):  ___________________________________________

5.  Officer Signature (required):  /s/ B. Alva Schoomer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

STATE OF NEVADA

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

           September 19, 2005

Job Number:

C20050919-0608

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)

Description

Number of Pages

20050413530-83

Amendment

1 Pages/1 Copies

Respectfully,

/s/ Dean Heller

SEAL

DEAN HELLER

Secretary of State

By

/s/ C Norton

Certification Clerk

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

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